Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statement (Form S-8 No. 333-197054) pertaining to the 1999-2002 Stock Option/Stock Issuance Plans, the Amended and Restated 2005 Equity Incentive Award Plan and the 2014 Employee Stock Purchase Plan of Amphastar Pharmaceuticals, Inc.

(2)	Registration Statement (Form S-8 No. 333-203017) pertaining to the Amended and Restated 2005 Equity Incentive Award Plan of Amphastar Pharmaceuticals, Inc.
(3)	Registration Statement (Form S-8 No. 333-205470) pertaining to the 2015 Equity Incentive Plan of Amphastar Pharmaceuticals, Inc.
(4)	Registration Statement (Form S-8 No. 333-210213) pertaining to the 2015 Equity Incentive Plan of Amphastar Pharmaceuticals, Inc.
(5)	Registration Statement (Form S-8 No. 333-216700) pertaining to the 2015 Equity Incentive Plan of Amphastar Pharmaceuticals, Inc.
(6)	Registration Statement (Form S-8 No. 333-223651) pertaining to the 2015 Equity Incentive Plan of Amphastar Pharmaceuticals, Inc.
(7)	Registration Statement (Form S-3 No. 333-228318) of Amphastar Pharmaceuticals, Inc.

of our report dated March 15, 2019, with respect to the consolidated financial statements of Amphastar Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Amphastar Pharmaceuticals, Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Los Angeles, California

March 15, 2019